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                                                                     EXHIBIT 3.4

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                (WITH AMENDMENTS)
                                       OF
                                VERITAS DGC INC.


         Veritas DGC Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: The present name of the Corporation is Veritas DGC Inc. The original name of the Corporation was "New Digicon Inc.", and its original date of incorporation was June 21, 1991.

         SECOND: This Restated Certificate of Incorporation (with Amendments) was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

         THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation (with Amendments) restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

         FOURTH: The text of the Restated Certificate of Incorporation (with Amendments) as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE 1.

         The name of the Corporation is Veritas DGC Inc.

                                   ARTICLE 2.

         The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3.

         The nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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                                   ARTICLE 4.

         Section           a.      The aggregate number of shares which the
                                   Corporation will have authority to issue is 41,000,000, of which 40,000,000 will be common shares, par value $.01 per share, ("Ordinary Shares") and 1,000,000 will be shares of preferred stock, par value $.01 per share ("Preferred Stock").

         Section           b.      Preferred Stock. Shares of Preferred Stock
                                   may be issued from time to time in one or more series, each of which is to have a distinctive designation specified in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock from time to time. Each series of Preferred Stock:

               i.                  may have such number of shares;

               ii.                 may have such voting powers, full or limited;

               iii.                may be subject to redemption upon such terms
                           and conditions;

               iv.                 may be entitled to receive dividends (which
                           may be cumulative or noncumulative) payable in cash, property, rights or securities at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or series of stock;

               v.                  may have such rights and preferences upon the
                           dissolution or liquidation (whether voluntary or involuntary) of the Corporation;

               vi.                 may be made convertible into or exchangeable
                           for other securities, or cash, or other property or rights at such price or prices or at such rates of exchange, and with such adjustments;

               vii.                may be entitled to the benefit of a sinking
                           fund to be applied to the redemption of shares of such series upon such terms and in such amount or amounts;

               viii.               may be subject to such restrictions as to
                           issuance or as to the powers, preferences or rights of any such other series; and

               ix.                 may have such other preferences, privileges
                           and relative rights;

as in such instance is stated in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or

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resolutions, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding from time to time) by like action of the Board of Directors. Shares of any series of Preferred Stock, which have been redeemed (whether through the operation of a sinking fund or otherwise) by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class, will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

         Section           c.      Ordinary Shares. Ordinary Shares may be
                                   issued from time to time in one or more
                                   series. The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, of the Ordinary Shares of each series shall be such as are stated and expressed herein, and to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors and stated and expressed in the resolution or resolutions providing for the issuance of such Ordinary Shares from time to time; provided, however, that:

               i.                  except as otherwise provided by law or by the
                           resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, Ordinary Shares will have the exclusive right to vote for the election of directors and for all other purposes; and

               ii.                 all outstanding Ordinary Shares shall vote
                           together as a single class on all matters presented to stockholders, with each outstanding share of each series of Ordinary Shares to have such number of votes as specified herein or as set forth in the resolution or resolutions of the Board of Directors authorizing such series.


         Section           d.      A. VESI Special Voting Stock Designated. A
                                   series of previously outstanding Ordinary
                                   Shares, consisting of one such share, has been duly designated as "Special Voting
                                   Stock" (hereinafter referred to as the "VESI
                                   Special Voting Stock"). Each outstanding share of VESI Special Voting Stock shall be entitled at any relevant date to the number of votes determined in accordance with the "Plan of Arrangement" (as that term is defined in that certain "Combination
                                   Agreement" dated as of May 10, 1996
                                   (hereinafter referred to as the "VESI
                                   Combination Agreement"), by and between
                                   Digicon Inc. and Veritas Energy Services Inc.


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                                   ("VESI")) on all matters presented to the
                                   stockholders. No dividend or distribution of assets shall be paid to the holders of VESI Special Voting Stock. The VESI Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed. Any shares of VESI Special Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any "VESI Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the VESI Combination Agreement) shall be outstanding, the number of shares comprising the VESI Special Voting Stock shall not be increased or decreased and no other term of the VESI Special Voting Stock shall be amended, except upon the unanimous approval of all outstanding Ordinary Shares.

         Section 4.B. ERS Special Voting Stock Designated. A series of Ordinary Shares, consisting of one such share, is hereby designated as "ERS Special Voting Stock" (hereinafter referred to as "ERS Special Voting Stock"). Each outstanding share of ERS Special Voting Stock shall be entitled at any relevant date to the number of votes determined in accordance with the "Plan of Arrangement" (as that term is defined in that certain "Amended and Restated Combination Agreement" dated as of March 30, 1999 (hereinafter referred to as the "ERS Combination Agreement") by and between Veritas DGC Inc. and Enertec Resource Services Inc. ("ERS")) on all matters presented to the stockholders. No dividend or distribution of assets shall be paid to the holders of ERS Special Voting Stock. The ERS Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed. Any shares of ERS Special Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any "ERS Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the ERS Combination Agreement) shall be outstanding, the number of shares comprising the ERS Special Voting Stock shall not be increased or decreased and no other term of the ERS Special Voting Stock shall be amended, except upon the unanimous approval of all outstanding Ordinary Shares.

         Section 4.C. Miscellaneous. Any reference herein to "Exchangeable Shares" encompasses both the VESI Exchangeable Shares and the ERS Exchangeable Shares.

         Section           e.      Common Stock Designated. All Ordinary Shares
                                   not otherwise designated as to series herein or in a resolution of the Board of Directors creating another series of Ordinary Shares, is designated as "Common Stock." Such resulting number of shares may be decreased by resolution of the Board of Directors and without stockholder action; provided, however, that no decrease shall reduce the number of shares of Common Stock to a number

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                                   less than the number of shares then
                                   outstanding plus the number of shares
                                   reserved for issuance upon the exercise of outstanding options, rights and/or warrants, the conversion of any outstanding convertible securities and/or the exchange of any outstanding exchangeable securities which are directly or indirectly exercisable for, convertible into or exchangeable for Common Stock. Each outstanding share of Common Stock shall be entitled to one vote on all matters presented to the stockholders. Subject to the rights and preferences of any Preferred Stock which may be designated and issued, the holders of Common Stock are entitled (i) to receive such dividends as may be declared thereon from time to time by the Board of Directors in its discretion, out of any assets of the Corporation at the time legally available for the payment of dividends and
                                   (ii) in the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, to receive any net assets of the Corporation remaining after the holders of any other classes or series of the Corporation's capital stock which by their respective terms are senior to the Common Stock as to dividends and distributions of assets have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside.

         Section           f.      No holder of securities of the Corporation
                                   shall have any preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                   ARTICLE 5.

         The existence of the Corporation is to be perpetual.

                                   ARTICLE 6.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               i.                  to authorize and cause to be executed
                           mortgages and liens upon the real and personal property of the Corporation;

               ii.                 to set apart out of any of the funds of the
                           Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and


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               iii.                when and as authorized by the affirmative
                           vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

                                   ARTICLE 7.

         Meetings of stockholders may be held within or without the State of Delaware, at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law. Special meetings of stockholders of the Corporation for any purpose or purposes may only be called by a majority of the entire Board of Directors, by the Chairman of the Board or the President of the Corporation. Special meetings may not be called by any other person or persons. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE 8.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation (with Amendments), in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE 9.

         The number of directors of the Corporation shall be not less than three nor more than ten, the exact number to be fixed by the Board of Directors as provided in the Bylaws. Any vacancy created by an increase in the number of directors in accordance with the Bylaws may only be filled by the Board of Directors. A director of the Corporation may only be removed by a majority vote of the stockholders entitled to elect such director.

                                   ARTICLE 10.

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in


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good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         The Corporation shall indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law as the same may be in effect from time to time.

                                   ARTICLE 11.

         The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE 12.

         Notwithstanding any other provisions herein to the contrary, so long as any Exchangeable Shares are outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of the Corporation associated with such Exchangeable Shares and (ii) not amend, alter, change or repeal this Article XII except upon the unanimous approval of all outstanding Ordinary Shares.

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         IN WITNESS WHEREOF, the undersigned has executed this RESTATED
CERTIFICATE OF INCORPORATION (WITH AMENDMENTS) on September __, 1999, which shall become effective at 4:00 p.m. eastern standard time on [_______________] in accordance with Section 103(d) of the Delaware General Corporation Law.



                                       By:
                                          -------------------------------------
                                          Anthony Tripodo, Vice President and
                                          Chief Financial Officer

Attest:



-----------------------------------------
Larry L. Worden, Secretary



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